UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2008

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane
Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Director.  On February 28, 2008, D. Randolph Peeler resigned from the Board of Directors of Casella Waste Systems, Inc. (the “Company”).  As disclosed in our Current Report on Form 8-K dated August 13, 2007, in connection with the redemption of all outstanding shares of the Company’s Series A Convertible Redeemable Preferred Stock (the “Series A Preferred”), Mr. Peeler, the designee to the Board of Directors of the holders of the Series A Preferred, had indicated his desire to step down as a member of the Board of Directors following such time as a suitable candidate was identified.

(d)           Election of Director.  On February 28, 2008, Michael K. Burke was elected as a director of the Company.  Mr. Burke was the Executive Vice President and Chief Financial Officer of Intermagnetics General Corporation, a publicly traded medical device company, from December 2001 until November 2006.  Mr. Burke has been retired since November 2006, following the sale of Intermagnetics to Royal Dutch Philips.  Mr. Burke is also a member of the Board of Directors of Albany Medical Center and the Board of Trustees of the Make-a-Wish Foundation of NENY.  Mr. Burke holds a Bachelor of Arts in Economics from Lake Forest College and completed graduate studies at The Wharton School of the University of Pennsylvania.

Mr. Burke was elected as a Class I director, with his term expiring at the 2008 Annual Meeting of Stockholders.  Mr. Burke has been named to the audit committee of the Board of Directors.  Mr. Burke will be entitled to the standard compensation arrangements previously approved for non-employee directors.

(e)           Adoption of Compensatory Plan.  On February 28, 2008, the Compensation Committee of the Board of Directors approved a cash bonus plan for the executive officers of the Company for fiscal 2008 (the “Bonus Plan”).  The Bonus Plan provides for the payment of a cash bonus based on the Company’s EBITDA and free cash flow.  An aggregate of 50% of the bonus will be paid upon the achievement of target EBITDA levels; and 50% will be paid upon the achievement of target free cash flow levels.  A greater or lesser amount may be paid in the event the targets are exceeded or not met.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

                See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: February 29, 2008	By:	/s/ John W.Casella
John W.Casella
Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Description
99.1	Press release entitled CASELLA WASTE SYSTEMS, INC. names Michael K. Burke to Board of Directors, issued by the Registrant on March 3, 2008